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                                                                     Exhibit 1.1

                                   CAPITAL ONE
                               AUTO FINANCE, INC.

                        CAPITAL ONE AUTO RECEIVABLES, LLC

                          $1,125,000,000 Class A Notes,
                                  Series 2003-A
                      Capital One Auto Finance Trust 2003-A

                             UNDERWRITING AGREEMENT

                                                                    May 16, 2003

Deutsche Bank Securities Inc.
Lehman Brothers Inc.
 as Representatives of the several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 19/th/ Floor
New York, New York 10005

Ladies and Gentlemen:

     Section 1. Introductory. Capital One Auto Receivables, LLC, a Delaware limited liability company (the "Seller") and Capital One Auto Finance, Inc., a Texas corporation, ("COAF"), confirm their agreement with Deutsche Bank Securities Inc. and Lehman Brothers Inc. (collectively, the "Underwriters") as follows:

     The Seller proposes to sell to the Underwriters $234,000,000 principal amount of its 1.25063% Class A-1 Notes (the "Class A-1 Notes"), $282,000,000 principal amount of its 1.40% Class A-2 Notes (the "Class A-2 Notes"), $190,000,000 principal amount of its 1.83% Class A-3-A Notes, (the "Class A-3-A Notes"), $150,000,000 principal amount of its LIBOR + 0.16% Class A-3-B Notes (the "Class A-3-B Notes"), $150,000,000 principal amount of its 2.47% Class A-4-A Notes (the "Class A-4-A Notes") and $119,000,000 principal amount of its LIBOR + 0.28% Class A-4-B Notes (the "Class A-4-B Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3-A Notes, the Class A-3-B Notes and the Class A-4-A Notes, the "Class A Notes"), to be issued by Capital One Auto Finance Trust 2003-A, a Delaware statutory trust (the "Issuer") under the Indenture (the "Indenture"), dated as of the Closing Date, between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee").

     The Notes will be collateralized by the Trust Property (as defined below). The assets of the Issuer (the "Trust Property") will include, among other things, a pool of motor vehicle retail installment sales contracts and/or installment loans (consisting of initial receivables (the "Initial Receivables") and subsequent receivables (the "Subsequent Receivables", collectively, the "Receivables")) originated or purchased by COAF or its affiliates and secured by new and used automobiles and light-duty trucks (the "Financed Vehicles"), certain monies paid or payable on the Receivables after the initial Cut-Off Date or, with respect to Subsequent Receivables, the applicable

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subsequent Cut-Off Date, that are conveyed by COAF to the Seller and contributed to the Issuer by the Seller, such amounts as from time to time may be held in the Collection Account and certain other accounts established and maintained by the Servicer pursuant to the Indenture (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and proceeds thereof), an assignment of COAF's security interests in the Financed Vehicles, an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between COAF and such Dealers (to the extent related to the Receivables) and the assignment of rights in respect of each Receivable from the applicable Dealer to COAF, an assignment of the right to receive the proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors, an assignment of the rights of the Seller under the Transfer and Assignment Agreement (as defined below), an assignment of rights under the Interest Rate Swap Agreement (as defined below) and payments made by the Swap Counterparty (as defined below) thereunder and certain other rights, as more fully described in the Transfer and Assignment Agreement. In addition, the Trust Property will include monies on deposit in the Reserve Fund (including all investments in such account and all income from the investment of funds therein and all proceeds thereof), the funds of which will be drawn upon to fund certain shortfalls in respect of Monthly Available Funds and the Trust's rights under the Swap Agreement (as defined below).

     PeopleFirst Finance, LLC, a California limited liability company and a wholly-owned subsidiary of COAF ("PeopleFirst"), is an originator with respect to a portion of the Receivables. PeopleFirst will transfer and assign that portion of Receivables and related Trust Property originated by it to COAF pursuant to the Transfer and Assignment Agreement dated as of the Closing Date between PeopleFirst and COAF (the "PF Assignment"). Capital One, F.S.B., a federal savings bank, ("FSB"), is an originator with respect to a portion of the Receivables. FSB will transfer and assign that portion of Receivables and related Trust Property originated by it to COAF pursuant to the Transfer and Assignment Agreement dated as of the Closing Date between FSB and COAF (the "FSB Assignment"). The Initial Receivables and the related Trust Property will then be conveyed to the Seller by COAF pursuant to a transfer agreement, dated as of the Closing Date, between the Seller and COAF (the "Transfer and Assignment Agreement") and, on the Closing Date, will be conveyed to the Issuer by the Seller pursuant to the Contribution Agreement (the "Contribution Agreement") dated as of the Closing Date, between the Seller and the Issuer. The Subsequent Receivables and the related Trust Property will be conveyed to the Seller by COAF pursuant to the Transfer and Assignment Agreement and one or more assignments (each, an "Assignment") executed after the Closing Date and on or prior to the date which is three months after the Closing Date (the "Funding Period") will be conveyed to the Issuer by the Seller pursuant to the Contribution Agreement.

     On the Closing Date, the Issuer will enter into an interest rate swap agreement with Lehman Brothers Special Financing Inc. (the "Swap Counterparty") to hedge the floating interest rates on the Class A-3-B and Class A-4-B Notes (the "Swap Agreement").

     On the Closing Date, the Note Insurer will issue a note guaranty insurance policy (the "Note Guaranty Insurance Policy") guaranteeing certain payments due in respect of the Class A Notes.

     The terms of the Class A Notes are set forth in the Registration Statement (as defined below) and the related Prospectus (as defined below) dated May 16, 2003, as supplemented by a Prospectus Supplement (as defined below).

     The Underwriters, COAF and the Seller agree that no Term Sheets have been or will be used in connection with the offering of the Class A Notes.

     Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Indenture. As used herein, the term "Transaction Documents" shall mean the Indenture, the PF Assignment, the FSB Assignment, the Transfer and Assignment Agreement, the Contribution Agreement, the Trust Agreement, the Administration Agreement, the Servicing Agreement, the Swap Agreement and the Note Guaranty Insurance Policy.

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     Pursuant to this Agreement, and subject to the terms hereof, the Seller agrees to sell to the Underwriters, for whom you are acting as representatives (the "Representatives"), U.S. $1,125,000,000 aggregate initial principal balance of Class A Notes, Series 2003-A (the "Class A Notes"). Concurrently with the sale of the Class A Notes, (i) the Trust will issue $84,677,419.35 of Class B Notes (the "Class B Notes"), which will not bear interest and which will be initially retained by the Seller.

     Section 2. Representations and Warranties of the Seller and COAF. Each of the Seller and COAF severally represents and warrants (as to itself) to the Underwriters, as of the date hereof and as of the Closing Date, as follows:

            (a)  (i)   A registration statement on Form S-3 (No. 333-89452),
including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the offering of notes as described therein from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "Act") has been filed with the Securities and Exchange Commission (the "Commission") (which may have included one or more forms of preliminary prospectuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the Act) and such registration statement, as amended to the date hereof, has become effective; such registration statement, as amended to the date hereof, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Class A Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act ("Rule 424(b)"), including all material incorporated by reference therein, is referred to herein as the "Prospectus"; provided that a supplement to the Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of the Notes to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date it is first used in connection with the offering of the Class A Notes (including one fully conformed copy of the registration statement and of each amendment thereto for each of the Underwriters, and for counsel for the Underwriters) have been delivered to the Representatives. Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

                 (ii) As of the Closing Date, the Registration Statement and the Prospectus, except with respect to any modification to which the Representatives have agreed in writing, shall be in all substantive respects in the form furnished to the Representatives before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Representatives) as the Seller or COAF has advised the Representatives, before such time, will be included or made therein.

                 (iii) On the effective date of the Registration Statement, the
            Registration Statement conformed in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and on the date hereof and on the Closing Date the Prospectus will conform in all material respects with the applicable requirements of the Act and the

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            Rules and Regulations, and (x) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (y) the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act or (II) information contained in or omitted from either of the documents based upon written information furnished to the Seller by the Underwriters through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus, it being understood and agreed that the only such information is that described as such in
            Section 8(b) hereof.

                 (iv) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934 ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

            (b) The Seller or COAF, as applicable, has been duly organized and is validly existing as a Delaware limited liability company or Texas corporation, respectively, in good standing under the laws of its jurisdiction of organization. The Seller or COAF, as applicable, has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is a party, own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Class A Notes. The Seller has full power and authority to cause the Issuer to issue the Class A Notes.

            (c) The execution, delivery and performance by the Seller or COAF, as applicable, of this Agreement and each Transaction Document to which it is a party, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company or corporate action on the part of the Seller or COAF, respectively. Neither the execution and delivery by the Seller or COAF, as applicable, of such instruments, nor the performance by the Seller or COAF, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller or COAF, as applicable, with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the operating agreement, certificate of formation, Articles of Incorporation or By-laws, as applicable, of such entity, (ii) result in a material conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or COAF, as applicable, or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Seller or COAF, as applicable, is a party or by which it is bound, (iv) contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which it is subject, or (v) result in the creation or imposition of any lien, charge or encumbrance upon any of the Seller's or COAF's, as applicable, property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

            (d) The Seller or COAF, as applicable, has duly executed and delivered this Agreement and each Transaction Document to which it is a party.

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            (e)  (i) PeopleFirst has authorized the conveyance of certain of the
Receivables and other Related Security to COAF; (ii) FSB has authorized the conveyance of certain of the Receivables and other Related Security to COAF;
(iii) COAF has authorized the conveyance of the Receivables and other Related Security to the Seller; (iv) the Seller has authorized the conveyance of the Receivables and other Related Security to the Issuer; and (v) the Owner Trustee has authorized the Issuer to issue and sell the Class A Notes.

            (f) Except as set forth in or contemplated in the Prospectus or which has been publicly disclosed by the Seller, COAF, or Capital One Financial Corporation ("COFC"), there has been no material adverse change in the condition (financial or otherwise) of COAF or the Seller since March 31, 2003 which would reasonably be expected to have a material adverse effect on either (A) the ability of COAF or the Seller to consummate the transactions contemplated hereby, or to perform its respective obligations hereunder, or under any of the Transaction Documents to which it is a party or (B) the Receivables.

            (g) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller or COAF of this Agreement and each Transaction Document to which it is a party shall have been paid or will be paid by the Seller or COAF, as applicable, at or before the Closing Date to the extent then due.

            (h) The Class A Notes, when validly issued in accordance with the Indenture and sold to the Underwriters pursuant to this Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Transaction Document to which it is a party will constitute the legal, valid and binding obligation of the Seller or COAF, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Class A Notes pursuant to this Agreement and the Indenture have been or will be taken or obtained on or before the Closing Date. The Issuer's pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, the Swap Counterparty and the Note Insurer, a first priority perfected security interest therein, subject to no prior lien, mortgage security interest, pledge adverse claim, charge or other encumbrance, except as may be permitted by the terms of the Transaction Documents.

            (i) Neither the Seller nor the Issuer is now, and following the issuance of the Class A Notes or the Class B Notes will be, an "investment company" that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the "1940 Act").

            (j) Except for the Underwriters, neither the Seller, the Issuer nor COAF has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Class A Notes, and neither the Seller, the Issuer nor COAF is under any obligation to pay any broker's fee or commission in connection with such sale.

            (k) The Indenture has been duly qualified under the Trust Indenture Act.

            (l) Based on information currently available to, and in the reasonable belief of, the management of the Seller or COAF, as applicable, such entity is not engaged (whether as defendant or otherwise) in, nor has such entity knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Class A Noteholders.

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            (m)  The representations and warranties of the Seller, the Issuer or
COAF (both in its capacities as Transferor and as Servicer), as applicable, in each Transaction Document to which it is a party are true and correct in all material respects.

            (n) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.

            (o) The Receivables are chattel paper, payment intangibles, instruments or accounts as defined in the Uniform Commercial Code as in effect in the state of Texas.

            (p) No Event of Default or Event of Servicing Default, or an event which after any applicable grace period or the giving of notice which would constitute an Event of Default or Event of Servicing Default, has occurred.

     Section 3. Purchase, Sale and Issuance of Class A Notes. (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective initial principal balance of the Class A Notes set forth opposite such Underwriter's name on Annex I hereto. The Class A Notes will bear interest at the applicable rate set forth therein. The sale and purchase of the Class A Notes shall take place at a closing (the "Closing") at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois, at 10:00 a.m., Chicago time, on June 3, 2003 (the "Closing Date"). The purchase price for the Class A Notes shall be as set forth on Annex I hereto. On the Closing Date, against delivery of the Class A Notes as set forth in clause (b) below, each Underwriter agrees, severally and not jointly, to pay (or cause to be paid) the purchase price to an account to be designated by the Seller. The underwriting discount to the Underwriters, the selling concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial principal balance of the Class A Notes, shall be as set forth in Annex I hereto.

            (b) The Seller shall deliver (or shall cause the Owner Trustee to deliver on behalf of the Issuer) the Class A Notes to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company ("DTC"). The Class A Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Class A Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of definitive notes so delivered shall be as specified by DTC. The definitive notes for the Class A Notes will be made available for inspection by the Representatives at the offices of Mayer, Brown, Rowe & Maw, at the address set forth above, not later than 1:00 p.m., Chicago time, or as the Representatives and the Seller shall agree, on the Business Day before the Closing Date.

     Section 4.  Offering by Underwriters.

            (a) The Seller authorizes each Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Class A Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. Upon the authorization by the Representatives of the release of the Class A Notes, each Underwriter proposes to offer the Class A Notes for sale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Class A Notes are to be sold, then after the Class A Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and other terms of sale hereunder and under such selling arrangements.

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            (b)  Notwithstanding the foregoing, each Underwriter agrees that it will not offer or sell any Class A Notes within the United States, its territories or possession or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

            (c)  Each Class A Underwriter agrees that:

                 (i) it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

                 (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer and shall procure that the Notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 ("CIS Order") or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the Notes may otherwise lawfully be offered or to whom such invitation or inducement to engage in investment activity in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated; and

                 (iii) it has complied and will comply with all applicable
            provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

     Section 5. Covenants. The Seller or COAF, as the case may be, covenants and agrees with each Underwriter that:

            (a) The Seller will prepare a prospectus supplement (the "Prospectus Supplement") setting forth the amount of Class A Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Class A Notes are to be purchased by the Underwriters from the Seller, the initial public offering price at which the Class A Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of the Class A Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Class A Notes, or any amendments or supplements to the Prospectus, without the Representatives' prior consent (which consent shall not be unreasonably withheld or delayed); the Seller will immediately advise the Representatives and their counsel: (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Class A Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is advised thereof, and will use its reasonable

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efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

            (b) Within the time period during which a prospectus relating to the Class A Notes is required to be delivered under the Act, the Seller will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Class A Notes as contemplated by the provisions hereof and the Prospectus. If, at any time when a Prospectus relating to the Class A Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Seller will promptly prepare and (subject to review and no reasonable objection by the Representatives as described in Section 5(a)) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Representatives' consent to any amendment shall not constitute a waiver of any of the conditions of Section 6.

            (c) The Seller will make generally available to the holders of the Class A Notes (the "Class A Noteholders") (the sole Class A Noteholders being the applicable clearing agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11
(a) of the Act and Rule 158 of the Commission with respect to the Class A Notes.

            (d) The Seller will furnish to the Representatives copies of the Registration Statement (at least one copy to be delivered to the Representatives will be conformed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request.

            (e) The Seller will assist the Underwriters in arranging for the qualification of the Class A Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and will continue to assist the Underwriters in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

            (f) If filing of the Prospectus is required under Rule 424(b) of the Commission, the Seller will file the Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representatives of such timely filing.

            (g) So long as any of the Class A Notes are outstanding, the Seller or COAF, as applicable, will furnish to the Underwriters, by first-class mail, as soon as practicable: (i) all documents required to be distributed to the Class A Noteholders; and (ii) from time to time, such other information concerning the Seller, COAF or the Issuer as the Underwriters may reasonably request.

            (h) The Seller and COAF will apply the net proceeds from the sale of the Class A Notes as set forth in the Prospectus.

            (i) On or before the final transfer of Subsequent Receivables to the Issuer and the expiration of the Pre-Funding Period, if COAF is required by the Note Insurer to obtain a letter from Ernst & Young LLP, as independent auditors for COAF, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by COAF, as a result of which they have determined, having examined in accordance with such agreed upon procedures, that the Subsequent Receivables conform to the related requirements described in the Prospectus, COAF shall deliver a copy of such letter, addressed to the Representatives. The foregoing letter shall be at the expense of COAF.

            (j) At the time of the execution and delivery of each subsequent transfer, the Subsequent Receivables will have been duly and validly assigned to the Indenture Trustee in accordance with the Indenture; and when such assignment is effected, a duly and validly perfected transfer of all such Subsequent Receivables subject to no prior lien, mortgage, security interest, pledge charge or other encumbrance created by COAF or the Seller will have occurred. As of the related Funding Date, each of the Subsequent Receivables will meet the eligibility criteria described in the Prospectus.

     Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Class A Notes will be subject to the accuracy of the representations and warranties on the part of the Seller and COAF herein as of the date hereof and the Closing Date, to the accuracy of the representations and warranties of the Issuer contained in each Transaction Document to which it is a party as of the Closing Date, to the accuracy of the statements of the Seller and COAF made pursuant to the provisions thereof, to the performance by the Seller and COAF in all material respects of the obligations hereunder and to the following additional conditions precedent:

            (a) The Representatives shall have received, with respect to each of the Seller and COAF, a certificate, dated the Closing Date, of an authorized officer of each of the Seller and COAF, as applicable, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Seller or COAF, as applicable, in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller or COAF, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Seller's or COAF's, as applicable, automobile finance business, except as set forth in or contemplated in the Prospectus (references to the Prospectus in this clause include any supplements thereto).

            (b) The Representatives shall have received an opinion of Mayer, Brown, Rowe & Maw, special counsel to COAF and the Seller, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, to the effect that the statements in the Prospectus under the heading "Material Legal Aspects of the Receivables -- Security Interests in the Financed Vehicles" to the extent they constitute matters of Texas law or legal conclusions with respect to Texas law, have been reviewed by such counsel and are correct in all material respects. In rendering such opinion counsel may (i) as to matters involving the application of laws other than the laws of any jurisdiction other than the State of Texas, assume the conformity of such laws with the laws of the State of Texas and (ii) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Issuer, the Seller and public officials.

            (c) The Representatives shall have received an opinion of Mayer, Brown, Rowe & Maw, special counsel to COAF, PeopleFirst, FSB and the Seller, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to: certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, Investment Company Act matters, tax matters and enforceability matters (including with respect to the Limited Guaranty).

            (d) The Representatives shall have received an opinion or opinions of Mayer, Brown, Rowe & Maw, special counsel for COAF, PeopleFirst, FSB and the Seller, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, substantially to the effect that: (i) the transfer of the

Receivables by PeopleFirst to COAF would be viewed as a true sale or an absolute transfer thereof; (ii) in the event of an insolvency with respect to FSB, the FDIC could not reclaim or recover the Receivables transferred by FSB to COAF or the proceeds thereof from COAF or re-characterize the Receivables or proceeds thereof as property of FSB or of the receivership for FSB; (iii) the transfer of the Receivables by COAF to the Seller would be characterized as a true sale or absolute transfer thereof; and (iv) in the event of an involuntary or voluntary bankruptcy case of COAF or PeopleFirst under the United States Bankruptcy Code, a bankruptcy court would not disregard the separate existence of COAF or PeopleFirst on the one hand, and the Seller or the Issuer, on the other, so as to order the substantive consolidation of the assets and liabilities of the Seller or the Issuer, as the case may be, with the bankruptcy estate of either COAF or PeopleFirst.

            (e) The Representatives shall have received from Dechert LLP, a favorable opinion dated the Closing Date, with respect to such matters as the Representatives may reasonably require; and the Seller and COAF shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

            (f) The Representatives shall have received an opinion from a General Counsel, a Deputy General Counsel or an Associate General Counsel to COFC, and counsel to COAF, the Seller, PeopleFirst and FSB, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to certain corporate matters relating to COFC, COAF, the Seller, PeopleFirst and FSB.

            (g) The Representatives shall have received an opinion or opinions from Richards, Layton & Finger, special Delaware counsel to the Seller, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel, with respect to: (i) certain matters under Delaware law with respect to the Seller and the authority of the Seller to file a voluntary bankruptcy petition, (ii) certain corporate matters with respect to the Seller,
(iii) certain matters with respect to the security interest of the Issuer and the Indenture Trustee, respectively, in the Trust Property.

            (h) At the Closing Date, Ernst & Young, LLP, shall have furnished to the Representatives a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representatives and their counsel, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer, COAF and the Seller) set forth in the Prospectus Supplement and the related preliminary Prospectus Supplement, agrees with the accounting records of the Issuer, COAF and the Seller, excluding any questions of legal interpretation.

            (i) The Representatives shall have received evidence satisfactory to the Representatives and their counsel that, on or before the Closing Date, UCC- 1 financing statements have been filed (or are being filed on the Closing
Date) with the Secretary of State of Delaware, the Secretary of the State of California, the Secretary of State of Virginia and the Secretary of State of Texas, reflecting the transfer of certain of the Receivables and other Related Security from PeopleFirst to COAF, the transfer of certain of the Receivables and other Related Security from FSB to COAF, the transfer of Receivables and other Related Security from COAF to the Seller, the transfer of Receivables and other Related Security from the Seller to the Issuer and the pledge of the Trust Property from the Issuer to the Indenture Trustee.

            (j) The Representatives shall have received evidence satisfactory to them that on or before the Closing Date, all applicable UCC termination statements and related contractual releases or releases terminating liens of creditors of the Seller, the Issuer, PeopleFirst, FSB, COAF or any other person on the Receivables have been filed in the appropriate filing offices.

            (k) The Representatives shall have received an opinion of Seward & Kissel LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

            (l) The Representatives shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

            (m) The Representatives shall have received an opinion of counsel to the Note Insurer, dated the Closing Date, in form and substance satisfactory to the Representatives and their counsel.

            (n) The Representatives shall have received an opinion of Mayer, Brown, Rowe & Maw, special counsel to the Seller and COAF, dated the Closing Date, with respect to certificate of title matters in the state of Texas and in the state of California, in form and substance satisfactory to the Representatives and their counsel.

            (o) The Class A Notes shall be rated at the time of issuance in the highest rating category by each of S&P and Moody's and shall not have been placed on any credit watch with a negative implication for downgrade.

            (p) At or before the closing of the Class A Notes, the Issuer shall have issued $84,677,419.35 aggregate principal amount of the Class B Notes.

            (q) The Representatives shall have received such information, certificates and documents as the Representatives or their counsel may reasonably request.

            (r) On the Closing Date, the Representatives shall have received a fully executed copy of each of the Transaction Documents.

            (s) On the Closing Date, the Representatives shall have received evidence satisfactory to the Representatives that the Note Insurer shall have issued the Note Guaranty Insurance Policy to the Indenture Trustee for the benefit of the Class A Noteholders, as defined in the Indenture, in form and substance satisfactory to the Representatives.

            (t) The Representatives shall have received a certificate of Dewey Ballantine for the Note Insurer, to the effect that the section of the Prospectus titled "The Note Guaranty Insurance Policy and the Note Insurer" does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (u) The Indemnification Agreement, dated as of the date hereof, among the Note Insurer and the Representatives shall have been executed and delivered by the parties thereto, and the Representatives shall have received a copy thereof.

            (v) The Issuer shall have delivered to DTC (or an approved custodian therefor) each of the global Class A Notes described in Section 3(b) above, duly executed by the Issuer and authenticated by the Indenture Trustee.

            (w) The Indenture Trustee and the Issuer shall have executed and delivered to DTC a standard "letter of representations" sufficient to cause DTC to qualify each Class of Class A Notes for inclusion in DTC's book-entry registration and transfer system.

            (x) The Collection Account, the Revenue Fund, and the Reserve Fund shall have been established in accordance with the terms of the Indenture.

            (y) The Prospectus shall have been filed as required by Section 2(a) hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Seller, COAF or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Representatives.

            (z) The Representatives shall have received an executed copy of the Guaranty.

            (aa) All actions required to be taken and all filings required to be made by the Owner Trustee, the Seller and COAF under the Securities Act before the Closing Date for the issuance of the Class A Notes shall have been duly taken or made; and before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or COAF, threatened by the Commission.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Trust, the Seller and COAF in writing or by telephone or telecopy confirmed in writing.

     Section 7. Expenses. Except as expressly set forth in this Agreement, COAF and the Seller, jointly and severally, will pay all expenses incidental to the performance of its obligations hereunder and will reimburse each Underwriter for any expense reasonably incurred by it in connection with (i) the qualification of the Class A Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate (including the reasonable fees and disbursements of their counsel), (ii) the printing of memoranda related thereto, (iii) any fees charged by credit rating agencies for the rating of the Class A Notes, and (iv) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as specifically provided in this Section 7 and in Section 8 of this Agreement, each Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Class A Notes by it and any advertising expenses connected with any offers it may make. If the sale of the Class A Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Seller or COAF to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any Underwriter, the Seller and COAF will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase, sale and offering of the Class A Notes. Neither the Seller nor COAF shall be liable to the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

     Section 8. Indemnification and Contribution. (a) The Seller and COAF, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by each Underwriter through the Representatives and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Seller nor COAF will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof, and (ii) neither the Seller nor COAF shall be liable to any Underwriter to the extent that any such loss, claim, damage or liability of such Underwriter arises as a result of a misstatement or omission or alleged misstatement or omission in the Preliminary Prospectus that was corrected in the Prospectus (and copies of which Prospectus were furnished to such Underwriter) and such Underwriter, if required by law, failed to give or send to the purchaser, at or before the written confirmation of sale, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Seller or COAF may otherwise have.

            (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and COAF, and each person, if any, who controls the Seller or COAF within the meaning of the Act or the Exchange Act and the respective officers, directors, and employees of each such person, against any losses, claims, damages or liabilities to which any Seller or COAF may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller or COAF by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller or COAF, and each such officer, director, employee or controlling person, as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action. Each of the Seller and COAF agrees with each Underwriter that the only information furnished to the Seller and COAF by the Underwriters specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, is the information set forth in the second paragraph (regarding concessions and discounts) and the first sentence of the ninth paragraph (regarding market making) under the caption "Underwriting" in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

            (c)  [Intentionally omitted.]

            (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b), notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (e) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and COAF on the one hand and relevant Underwriter on the other from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller and COAF on the one hand and the relevant Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller and COAF on the one hand and the relevant Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller and COAF bear to the total underwriting discounts and commissions received by the relevant Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, COAF or by any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (d) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this clause (e). Notwithstanding the provisions of this clause (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which such Class A Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Underwriter under this Section 8(e) shall be several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the indemnifying party under this Section shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnifying party within the meaning of the Act.

     Section 9. Survival of Representations and Obligations. The respective agreements, representations, warranties and other statements made by the Seller and COAF or their officers, including any such agreements, representations, warranties and other statements relating to the Owner Trustee, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Seller, COAF or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Class A Notes. The provisions of Section 7 and Section 8 shall survive the termination or cancellation of this Agreement.

     Section 10. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if to the Representatives or the Underwriters, will be mailed, delivered or telecopied and confirmed to: Deutsche Bank Securities, M/S NYC60-1900, 60 Wall Street, New York, New York 10005, Attention:
Securitized Products Group; if sent to the Seller, will be mailed, delivered or telecopied and confirmed to: Capital One Auto Receivables, LLC, 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Capital Markets, with a copy to the General Counsel, and if sent to COAF, will be mailed, delivered or telecopied and confirmed to: Capital One Auto Finance, Inc., 1680 Capital One Drive, McLean, Virginia 22102, Attention: Director of Capital Markets, with a copy to the General Counsel.

     Section 11. Applicable Law, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     Section 13. Waivers; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 14. Termination of the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Class A Notes on the Closing Date shall be terminable by the Representatives by written notice delivered to the Seller if at any time on or before the Closing Date: (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in New York, Texas or Virginia shall have been declared by any of Federal, New York state, Texas state or Virginia state authorities, (c) there shall have occurred an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Class A Notes on the terms and in the manner contemplated in the Prospectus or (d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Property taken as a whole or (ii) the business or properties of the Seller or COAF occurs, which, in the judgment of the Representatives, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market the Class A Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Seller and COAF under Section 7 and Section 8 and the liability of each Underwriter under Section 17) be released and discharged from their respective obligations under this Agreement.

     Section 15. Electronic Copy of Preliminary Prospectus. Each Underwriter represents that it has furnished or will furnish a printed copy of the Prospectus to all persons to whom it has furnished or will furnish an electronic copy of the Preliminary Prospectus.

     Section 16. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

     Section 17. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Class A Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Class A Notes set forth opposite their names on Annex I hereto bears to the aggregate amount of Class A Notes set forth opposite the names of all the remaining Underwriters) the Class A Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate amount of Class A Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 25% of the aggregate principal amount of Class A Notes set forth on Annex I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Class A Notes, and if such nondefaulting Underwriters do not purchase all the Class A Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Seller or COAF. In the event of a default by any Underwriter as set forth in this Section 17, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller, COAF and any nondefaulting Underwriter for damages occasioned by its default hereunder.

If you are in agreement with the foregoing, please sign a counterpart hereof and return it to the Seller and COAF, whereupon this letter and your acceptance shall become a binding agreement among the Seller, COAF and the Underwriters.

                                       Very truly yours,

                                       CAPITAL ONE AUTO
                                        RECEIVABLES, LLC, as Seller


                                       By:      /s/  Jeffery A. Elswick
                                          --------------------------------------
                                                  Jeffery A. Elswick
                                          President, Treasurer and Secretary

                                       CAPITAL ONE AUTO FINANCE, INC.


                                       By:     /s/  Jeffery A. Elswick
                                          --------------------------------------
                                                  Jeffery A. Elswick
                                               Manager of Securitization


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

DEUTSCHE BANK SECURITIES INC.


By:     /s/ Richard V. Lawrence
   --------------------------------
         Richard V. Lawrence
              Director


By:      /s/ Jay E. Steiner
   --------------------------------
           Jay E. Steiner
           Vice President


LEHMAN BROTHERS INC.


By:    /s/ Diane Rinnovatore
   --------------------------------
          Diane Rinnovatore
          Managing Director


For themselves and the other several Underwriters named in Annex I to the foregoing Agreement.

ANNEX I

Underwriting Liability
                                   Class A-1        Class A-2       Class A-3-A     Class A-3-B     Class A-4-A     Class A-4-B
                                 --------------   --------------   -------------   -------------   -------------   -------------
Deutsche Bank Securities Inc.    $  105,300,000   $  126,900,000   $  85,500,000   $  67,500,000   $  67,500,000   $  53,550,000
Lehman Brothers Inc.             $  105,300,000   $  126,900,000   $  85,500,000   $  67,500,000   $  67,500,000   $  53,550,000
Banc of America Securities LLC   $   11,700,000   $   14,100,000   $   9,500,000   $   7,500,000   $   7,500,000   $   5,950,000
J.P. Morgan Securities Inc.      $   11,700,000   $   14,100,000   $   9,500,000   $   7,500,000   $   7,500,000   $   5,950,000
                                 --------------   --------------   -------------   -------------   -------------   -------------
Total Amount                     $  234,000,000   $  282,000,000   $ 190,000,000   $ 150,000,000   $ 150,000,000   $ 119,000,000

                                   Class A-1        Class A-2       Class A-3-A     Class A-3-B     Class A-4-A     Class A-4-B
                                 --------------   --------------   -------------   -------------   -------------   -------------
Purchase Price                         99.88000%        99.81611%       99.77019%       99.78000%       99.73292%       99.74000%
--------------------------------------------------------------------------------------------------------------------------------